                                                                      EXHIBIT 21


                         SURGICAL CARE AFFILIATES, INC.

                            CORPORATE SUBSIDIARIES*


ALABAMA                                      FLORIDA
-------                                      -------

Gadsden Surgery Center, Inc.                 SCA-Ft. Myers, Inc.
SCA-Gadsden, Inc.                            SCA-Sarasota, Inc.
SCA-Mobile, Inc.                             SCA-St. Petersburg, Inc.
SCA-Mobile Properties, Inc.                  SCA-Tampa, Inc.
                                             Surgical Services of Sarasota, Inc.

ARKANSAS
--------                                     ILLINOIS
                                             --------
(The) Center for Day Surgery, Inc.
Little Rock-SC, Inc.                         SCA-JV, Inc.
SCA-Little Rock Development Corp.

                                             INDIANA
CALIFORNIA                                   -------
----------
                                             SCA-Evansville, Inc.
Redlands-SCA Surgery Centers, Inc.           SCA-Indianapolis, Inc.
SCA-San Jose, Inc.
SCA-San Luis Obispo, Inc.
                                             KENTUCKY
                                             --------
COLORADO
--------                                     Lexington-SC, Inc.
                                             Lexington-SC Properties, Inc.
Aurora-SC, Inc.                              Louisville-SC Properties, Inc.
Golden-SCA, Inc.                             Surgery Center of Louisville, Inc.
Pueblo-SCA Surgery Center, Inc.
SCA-Colorado Springs, Inc.
SCA-Fort Collins, Inc.                       MARYLAND
                                             --------

DELAWARE                                     All-Care Surgi Center, Inc.
--------                                     Maryland-SCA Centers, Inc.

SCA-Dover, Inc.


__________________________________

     * The names of certain inactive subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted. Some are indirect subsidiaries.


MASSACHUSETTS                                TENNESSEE
-------------                                ---------

Springfield-SC, Inc.                         Chattanooga-SC, Inc.
                                             Coral Springs-SC, Inc.
                                             Health Horizons of San Francisco, Inc.
NEVADA                                       Knoxville-SCA Surgery Center, Inc.
------                                       Nashville-SCA Surgery Centers, Inc
                                             SCA-Blue Ridge, Inc.              .
SCA Investment Company                       SCA-Citrus, Inc.
SCA-Santa Rosa, Inc.                         SCA-Conroe, Inc.
                                             SCA Development, Inc.
                                             SCA-Dothan, Inc.
NEW JERSEY                                   SCA-Eugene, Inc.
----------                                   SCA-Florence, Inc.
                                             SCA-Fort Walton, Inc.
SCA-Roseland, Inc.                           SCA-Gainesville, Inc.
SCA-South Jersey, Inc.                       SCA-Greenville East, Inc.
                                             SCA-Hamilton Development Corp.
                                             SCA-HHI, Inc.
NEW MEXICO                                   SCA-Honolulu, Inc.
----------                                   SCA-Management Company
                                             SCA-Marquette, Inc.
SCA-Albuquerque, Inc.                        SCA-Mt. Pleasant, Inc.
SCA-Albuquerque Surgery Properties, Inc.     SCA-Paoli, Inc.
                                             SCA-Plano, Inc.
                                             SCA-Shelby Development Corp.
NORTH CAROLINA                               SCA-St. Joseph Missouri, Inc.
--------------                               SCA-Tallahassee, Inc.
                                             SCA-Wausau, Inc.
Charlotte-SC, Inc.                           SCA-Winter Park, Inc.
SCA-Mecklenberg Development Corp.            SCA-Yuma, Inc.
SC-Wilson, Inc.                              Shelby Surgery Properties, Inc.


PENNSYLVANIA                                 TEXAS
------------                                 -----

Camp Hill-SCA Centers, Inc.                  El Paso-SC, Inc.
Lancaster Medical Centre, Inc.               Fort Worth-SC, Inc.
Lancaster-SC, Inc.                           Greenpark Surgery Center, Inc.
Lancaster Surgical Center, Inc.              Greenville Surgery Center, Inc.
Scranton-SC, Inc.                            San Antonio Surgery Center, Inc.
                                             SCA-Arlington Surgery, Inc.

SOUTH CAROLINA
--------------

SCA-Charleston, Inc.



WEST VIRGINIA
-------------

SCA-Cabell, Inc.
SCA-Cabell Development Corporation


WISCONSIN
---------

Oshkosh-SCA Surgery Center, Inc.
Wauwatosa Outpatient Surgery Center, Inc.

                        SURGICAL CARE AFFILIATES, INC.

                           AFFILIATED PARTNERSHIPS(1)



ALABAMA

Gadsden Surgery Center, Ltd.
Mobile-SC, Ltd.
Mobile-SC Properties, Ltd.


ARKANSAS

Little Rock Surgery Center, Limited Partnership
Little Rock Surgery Properties, Limited Partnership


CALIFORNIA

Forest Ambulatory Surgical Associates, L.P.
Inland Surgery Center, L.P.
Redlands Ambulatory Surgery Center
San Luis Obispo Surgery Center, a California Limited Partnership


COLORADO

Aurora Surgery Center Limited Partnership
Colorado Springs Surgery Center, Ltd.
Golden Surgery Center, L.P.
SCA-FCSC, L.P.
Pueblo Ambulatory Surgery Center Limited Partnership


DELAWARE

Central Delaware Ambulatory Surgery Center



__________________________________

     (1) The names of certain inactive partnerships, which considered in the aggregate would not constitute a significant affiliated partnership, have been omitted.

FLORIDA

Physicians Surgery Center, Ltd.
Sarasota Surgery Center, Ltd.
Sarasota Surgery Properties, Ltd.
St. Petersburg Surgery Center, Ltd.
Tampa Outpatient Surgery Joint Venture, Ltd.


INDIANA

Evansville Surgery Center Associates, L.P.


KENTUCKY

Lexington Surgery Center, Ltd.
Lex-Surg Associates
Louisville S.C., Ltd.
LPSC, Ltd.
Surgery Property Associates, Ltd.


MARYLAND

Maryland Ambulatory Centers
Montgomery Surgery Center Limited Partnership


MASSACHUSETTS

Maple Surgery Center, Limited Partnership


NEW JERSEY

Surgical Center of South Jersey, Limited Partnership


NEW MEXICO

New Mexico Surgicenter Limited Partnership
New Mexico Surgery Properties Limited Partnership

NORTH CAROLINA

Charlotte Surgery Properties, Ltd.
Charlotte Surgery Center, Ltd.
Surgecenter of Wilson, Limited Partnership


PENNSYLVANIA

Camp Hill Ambulatory Centers
Grandview Surgery Center, Ltd.
Lancaster Surgery Center, Limited Partnership
Lancaster Surgery Properties, Ltd.
Scranton Surgery Center, Limited Partnership


SOUTH CAROLINA

Charleston Surgery Center Limited Partnership
Greenville Surgery Center Limited Partnership


TENNESSEE

Blue Ridge Day Surgery Center, L.P.
Chattanooga Surgery Center, Ltd., L.P.
Chattanooga Surgery Properties, Ltd., L.P.
Citrus Regional Surgery Center, L.P.
Conroe Surgery Center, L.P.
Coral Springs Surgery Center Limited Partnership
Dothan Surgery Center, L.P.
Emerald Coast Surgery Center, L.P.
Florence Surgery Center, L.P.
Fort Smith Outpatient Surgery Center, L.P.
Gainesville Surgery Center, L.P.
Honolulu Surgery Center, L.P.
Knoxville Ambulatory Surgery Center, L.P.
Marquette Surgery Center, L.P.
McKenzie Surgery Center, L.P.
Memphis Surgery Center, Ltd., L.P.
Memphis Surgery Properties, Ltd., L.P.
Mt. Pleasant Surgery Center, L.P.
Nashville Surgery Center, L.P.
Nashville Ambulatory Surgery Center
Oshkosh Surgery Center, L.P.
Paoli Surgery Center, L.P.
Paoli Ambulatory Surgery Center
Plano Surgery Center, L.P.
Santa Rosa Surgery Center, L.P.
St. Joseph Surgery Center, L.P.
Tampa IVF/Gift Center, L.P.

Tampa Pain Management Center, L.P.
Wausau Surgery Center, L.P.
Winter Park Surgery Center, L.P.
Yuma Outpatient Surgery Center, L.P.


TEXAS

Arlington Surgery Center Associates, Ltd.
El Paso Surgery Center Limited Partnership
Fort Worth Surgery Center Associates
Greenpark Surgery Center Associates, Ltd.
Greenville Surgery Center, Ltd.
San Antonio Surgery Center, Ltd.


WEST VIRGINIA

Huntington Surgery Center, Limited Partnership
Huntington Surgery Properties, Limited Partnership


WISCONSIN

Ambulatory Health Services Association
Eau Claire Surgery Center, Limited Partnership
Wauwatosa Surgery Center, Limited Partnership

                        SURGICAL CARE AFFILIATES, INC.

                    AFFILIATED LIMITED LIABILITY COMPANIES




TENNESSEE

Memphis-SC, LLC
Memphis-SP, LLC
SCA/Deaconess Joint Venture, LLC
SCA/Ft. Myers, LLC
SCA/McKenzie Joint Venture, LLC
SCA-Northeast Georgia Health, LLC
Winter Park, LLC